UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala, FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2026, AIM ImmunoTech Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to that certain Equity Distribution Agreement dated April 1, 2025 (the “Sales Agreement”) with Maxim Group LLC (“Maxim”) to act as the Company’s exclusive sales agent with respect to the issuance and sale of up to $3,000,000 of the Company’s shares of common stock, par value $0.001 per share (the “Shares”), from time to time, in an at-the-market public offering (the “Offering”). The Amendment removes the limitation of the amount of Shares to be sold under the Sales Agreement.

The Shares will be sold and issued pursuant the Company’s shelf registration statement on Form S-3 (File No. 333-286319), which was previously declared effective by the Securities and Exchange Commission, and a related prospectus, as supplemented. The Company is simultaneously herewith filing a supplement to the prospectus supplement with the Securities and Exchange Commission to increase the number of Shares that may be offered and sold in the Offering.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment to Equity Distribution Agreement dated April 10, 2026

5.1	Opinion of Thompson Hine LLP

23.1	Consent of Thompson Hine LLP (included in the opinion filed as Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM ImmunoTech Inc.

Dated: April 10, 2026	/s/ Thomas K. Equels
Thomas K. Equels, CEO